Exhibit 21.0

Subsidiaries of Gallagher

In the following list of subsidiaries of Gallagher, those companies that are indented represent subsidiaries of the corporation under which they are indented. Except for directors’ qualifying shares, 100% of the voting stock of each of the subsidiaries listed below, other than those indicated by footnote, is owned of record or beneficially by its indicated parent.

Name	State or Other Jurisdiction of Incorporation
Arthur J. Gallagher & Co. (Registrant)	Delaware
Arthur J. Gallagher & Co. (Illinois)	Illinois
Arthur J. Gallagher Service Company	Delaware
Arthur J. Gallagher Brokerage & Risk Management Services, LLC	Illinois
Arthur J. Gallagher Risk Management Services, Inc.	Illinois
Arthur J. Gallagher & Co. (Florida)	Florida
Arthur J. Gallagher & Co. of New York, Inc.	New York
Arthur J. Gallagher & Co.—Greenville	South Carolina
Arthur J. Gallagher & Co.—Little Rock	Arkansas
Arthur J. Gallagher & Co. Insurance Brokers of California, Inc.	California
Charity First Insurance Services, Inc.	California
Arthur J. Gallagher & Co. of Mississippi, Inc.	Mississippi
Arthur J. Gallagher & Co. of Tennessee, Inc.	Tennessee
Arthur J. Gallagher & Co. of Kentucky, Inc.	Kentucky
C. W. Excess Incorporated	New York
Gallagher Loss Control Services, Inc.	Tennessee
Gallagher Healthcare Insurance Services, Inc.	Texas
Gallagher Healthcare Insurance Services of Kansas City, LLC(1)	Missouri
Lamberson Koster & Company	California
Manning & Smith Insurance, Inc.	Kansas
Risk Placement Services, Inc.	Illinois
Risk Placement Services of Texas, Inc.	Texas
Risk Placement Services of Arkansas, Inc.	Arkansas
Risk Placement Insurance Services of Massachusetts, Inc.	Massachusetts
Risk Placement Services of Louisiana, Inc.	Louisiana
Risk Placement Services of Pennsylvania, Inc.	Pennsylvania
Risk Placement Services of New York, Inc.	New York
Edwin Rollins M. Company.	North Carolina
Risk Placement Services of Nevada, Inc.	Nevada
Risk Placement Services of Arizona, Inc.	Arizona
Arthur J. Gallagher & Co. (Bermuda) Limited	Bermuda
Arthur J. Gallagher Intermediaries (Bermuda) Limited	Bermuda
Arthur J. Gallagher Management (Bermuda) Limited	Bermuda
Gallagher Captive Services (Cayman) Limited	Cayman Islands
Scholastic Risk Services Limited	Bermuda
Artex Insurance Company Ltd(2).	Bermuda
Artex Underwriting Managers Ltd.	Bermuda
Protected Insurance Company	Bermuda
Arthur J. Gallagher (UK) Limited	England
Risk Management Partners Ltd.	England
John Plumer & Company Limited	England
MRS Holdings Limited	England
Morgan Read & Sharman Limited	England
Arthur J. Gallagher Asia Pte Ltd(3).	Singapore
Arthur J. Gallagher Asia Limited	Hong Kong
Arthur J. Gallagher (L) BHD	Malaysia
Connor Hale Kerslake Limited	England

Name	State or Other Jurisdiction of Incorporation
Arthur J. Gallagher Australasia Pty Ltd.	Australia
Australis Group (Underwriting ) Pty Ltd.	Australia
Interpacific Underwriting Agencies Pty Ltd.	Australia
Arthur J. Gallagher Reinsurance Australasia Pty Ltd.	Australia
Arthur J. Gallagher (Aus) Pty Ltd.	Australia
Gallagher Re, Inc.	Delaware
Gallagher Bassett Services, Inc.	Delaware
Gallagher Bassett of New York, Inc.	New York
Gallagher Bassett International Ltd.	Delaware
Gallagher Bassett International Ltd. (UK)	England
Gallagher Bassett Canada Inc.	Canada
Gallagher Bassett Services Pty Ltd.	Australia
Wyatt Gallagher Bassett Workers Compensation Victoria Pty Ltd.	Australia
Gallagher Bassett International S.A.	France
AJG Financial Services, Inc.	Delaware
AJG Capital, Inc.(4)	Illinois
Aviacargo Leasing Limited	Ireland
AJG Investments, Inc.	Delaware
AJG Coal, Inc.	Delaware
AJG Chem Mod Holdings LLC	Delaware
Gallagher Holdings Bermuda Company Limited	Bermuda
AJG Coal Indiana LLC	Delaware
AJG Two Pierce, Inc.	Delaware
Gallagher Benefit Services, Inc.	Delaware
GBS Retirement Services, Inc.	New York
GBS Insurance and Financial Services, Inc.	Delaware
GBS Administrators, Inc.	Washington

(1)	49% of the Common Stock of this subsidiary is owned by a third party.

(2)	76% of the Common Stock of this subsidiary is owned by two third parties.

(3)	49% of the Common Stock of this subsidiary is owned by two third parties.

(4)	10% of the Common Stock of this subsidiary is owned by an unrelated party.

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